UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 10, 2007
GENERAL MOTORS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	38-0572515
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan (Address of Principal Executive Offices)	48265-3000 (Zip Code)
(313) 556-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 8.01 Other Events
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
Memorandum of Understanding Post-Retirement Medical Care
News Release dated October 10, 2007
Presentation on October 15, 2007

ITEM 1.01 Entry into a Material Definitive Agreement
On September 26, 2007 General Motors Corporation (“GM”) and the International Union, United Automobile, Aerospace and Agricultural Workers of America (the “UAW”) entered into a Memorandum of Understanding—Post-Retirement Medical Care (the “MOU”) that was negotiated in conjunction with the negotiation by GM and the UAW of a new national collective bargaining agreement governing the wages, hours and terms and conditions of employment for UAW-represented employees (the “National Agreement”). On October 10, 2007, the UAW announced that the MOU and the National Agreement had been ratified by the membership of the UAW employees at GM. Final effectiveness of the MOU is subject to a number of conditions as described below, but GM will begin executing certain provisions of the MOU promptly pursuant to its terms. A copy of the MOU is attached to this Form 8-K as Exhibit 10.1, and the following description of the MOU is qualified in its entirety by reference to the MOU.
The MOU is subject to class certification and court approval. Therefore, the parties intend to negotiate and enter into a detailed settlement agreement and other related agreements (the “Final Settlement Documentation”) to effect the transactions contemplated by the MOU, which will then be submitted to the United States District Court for the Eastern District of Michigan for approval. The Final Settlement Documentation will also require negotiation with and the approval of counsel retained by the named plaintiffs in the class action case filed against GM on September 26, 2007 by the UAW and putative class representatives of GM-UAW retirees (International Union, UAW, et al. v. General Motors Corporation, Case: 2:07-cv-14074 (E.D. Mich.)). Certain other provisions of the MOU will be carried out after the date the District Court issues an order approving the MOU and the Final Settlement Documentation (the “Initial Effective Date”), and all provisions of the MOU will be effective on the later of the date when all appeals from the District Court’s order have been exhausted (the “Final Effective Date”) or January 1, 2010 (the “Implementation Date”).
New Retiree Health Care Plan
The MOU provides that as of the Implementation Date, GM will transfer its obligations for providing UAW retirees in the “Covered Group” with post-retirement medical benefits, including but not limited to hospital, surgical, medical, prescription, drug, vision, and, as applicable to a limited group of retirees, dental coverage, as well as the cost of administering such benefits and $76.20 of the Medicare Part B premium (the “Post-Retirement Medical Benefits”) to a new retiree health care plan (the “New Plan”) to be established and maintained by either an independent committee or a joint labor-management committee and to be funded by a newly established Voluntary Employee Beneficiary Association trust (the “New VEBA”). The “Covered Group” is comprised of (a) all members of the class defined in the settlement agreement approved in the class action case of International Union, UAW, et al. v. General Motors Corp., Case No. 06-1475/2064 (the “2006 Settlement Agreement”); (b) all future retirees as such term is defined in the 2006 Settlement Agreement; (c) all currently active UAW-represented employees of GM with seniority as of September 14, 2007 who retire with eligibility for post-retirement medical coverage; (d) all UAW retirees from Delphi Corporation (“Delphi”) as of September 14, 2007 who are entitled to GM retiree medical coverage under a previous agreement negotiated among the UAW, GM, and Delphi (the “Delphi MOU”); (e) upon their retirement, all active UAW-represented employees of Delphi or a former Delphi unit who are eligible for GM retiree medical coverage under the Delphi MOU; (f) all UAW retirees from any other closed or divested GM-UAW business units as of September 26, 2007 to the extent GM is responsible for their retiree medical coverage; and (g) upon retirement after September 26, 2007, all active UAW-represented employees of any other closed or divested GM-UAW business if GM would have responsibility for their retiree medical coverage. The Covered Group also includes the spouses, surviving spouses, and dependents of such current or former GM-UAW employees who are eligible for GM-provided retiree medical coverage.
Prior to the Implementation Date, GM will continue to provide Post-Retirement Medical Benefits to UAW retirees and their eligible spouses, surviving spouses and dependents on the basis set forth in the 2006 Settlement Agreement. The New Plan and the New VEBA, when approved and implemented, will supersede the terms set forth in the 2006 Settlement Agreement, and assume responsibility as of the Implementation Date for all Post-Retirement Medical Benefits for the Covered Group for which GM was previously responsible.

New VEBA Trust
The New VEBA will be established effective on the Implementation Date under the MOU and the Final Settlement Documentation. The New VEBA will be qualified under Section 501(c)(9) of the Internal Revenue Code, as amended, and comply as applicable with the Labor-Management Relations Act of 1947 (the “LMRA”). Funding for the New VEBA will begin within 10 days after the Final Effective Date, and will come from a number of sources:
A.	Existing Internal VEBA. On January 1, 2008, GM will allocate a percentage of the General Motors Welfare Benefit Trust (the “Internal VEBA”) that is equal to the percentage of GM’s OPEB liability attributable to UAW-associated employees and retirees and their eligible dependents to a separate account (the “UAW Related Account”), which will also hold the proportional investment returns on that percentage of the trust. Effective January 1, 2008 and subject to the termination of the MOU, GM will not disburse any assets from the UAW Related Account until the Final Effective Date. GM will then transfer the assets in the UAW Related Account or an amount equal to the balance in that account to the New VEBA.

B.	Existing External VEBA. The assets and liabilities of the DC VEBA established for mitigation purposes under the 2006 Settlement Agreement (the “External VEBA”), including the remaining $1 billion contribution to be made by GM under the 2006 Settlement Agreement in 2011, will be transferred to the New VEBA after the transfer of assets of the Internal VEBA.

C.	Temporary Asset Account—Cash. On January 1, 2008, GM will establish a temporary asset account (the “TAA”) and deposit a contingent cash payment equal to the difference between $18.5 billion and the value of the UAW Related Account on January 1, 2008.

The Final Settlement Documentation and its court approval will provide that on the Initial Effective Date, GM will also deposit in the TAA (i) $3.8 billion (subject to adjustment for payments under the 2006 Settlement Agreement) or, at GM’s discretion, an annual amount as described in the amortization schedule under “Wages/COLA” in Appendix C to the MOU, and (ii) $1.8 billion or, at GM’s discretion, an annual amount as described in the amortization schedule under “Base” in Appendix C to the MOU. GM may prefund such annual payments by paying the applicable buyout amount provided in Appendix C to the MOU. If GM chooses to pay these amounts either in total on the Initial Effective Date or later by terminating annual payments through the applicable buyout amount, GM’s payment will include interest on the amount paid from January 1 of the applicable year through the date of the deposit.

GM will transfer the assets in the TAA related to these deposits or an amount equal to the balance in the TAA related to these deposits to the New VEBA after the transfer of the assets and liabilities of the External VEBA.

D.	Temporary Asset Account—Convertible Note. On January 1, 2008, GM will issue into the TAA a five-year convertible note in the principal amount of $4,372,500,000, with 6.75% interest payable semiannually (the “Convertible Note”). GM may call the Convertible Note at any time beginning three years after issuance. The Convertible Note may be converted into 109,312,500 shares of GM common stock, $1 2/3 par value (the “Converted Stock”), (1) if GM provides notice that it is calling the Convertible Note, (2) within three months before the maturity date, or (3) if in any quarter, the closing market price of GM common stock is at least $48.00 for at least 20 trading days of the last 30 trading days in the preceding calendar quarter. The Final Settlement Documentation will include an agreement providing that the Convertible Note may not be sold or hedged before the Implementation Date. After the Implementation Date the Convertible Note or the Converted Stock may be sold subject to certain volume restrictions (maximum 54 million shares per year). After the Implementation Date, the New VEBA will have the right to demand registration of one public offering of the Convertible Note or the Converted Stock per year and to participate in public offerings of securities by GM, under certain circumstances. In private transactions, the New VEBA may not sell (1) a block of Converted Stock that would be more than 2% of the outstanding shares of GM common stock to a single buyer, or (2) any Converted Stock to a holder of more than 5% of the outstanding shares of GM common stock that has intention to influence GM’s directors or management. The trustee of the New VEBA will vote Converted Stock held in the New VEBA in the same proportion as the votes cast by all other stockholders in a given election. The Trustee may sell the Convertible Note or the Converted Stock to a tender offeror only if the tender offer has been recommended by an independent committee of the GM Board of Directors. After the cash and other investments in the TAA have been transferred to the New VEBA, the Convertible Note (or another convertible note with identical terms other than the date of issuance) will be transferred to the New VEBA, as permitted by law governing contributions of employer securities to a benefit plan and a VEBA.
E.	Shortfall Amount Contributions. On April 1, 2008, GM will make an initial contribution of $165 million to the TAA. Each year beginning in 2009, if the annual cash flow projection for the New VEBA shows that the New VEBA will become insolvent within the next 25 years, GM will deposit $165 million by April 1 of that year (a “Shortfall Amount Contribution”) into the TAA or, after the Implementation Date, into the New VEBA, provided that GM will not make more than 19 Shortfall Amount Contributions (not including the payment on April 1, 2008 referred to in the previous sentence). At any time, GM may prefund all future annual Shortfall Amount Contributions by paying the applicable buyout amount provided in Appendix C of the MOU. GM will transfer the assets in the TAA related to the initial $165 million deposit and additional Shortfall Amount Contributions deposited in the TAA or an amount equal to the balance in the TAA related to such deposit and Shortfall Amount Contributions to the New VEBA in conjunction with the transfer to the New VEBA described above in subsection C, “TAA-Cash”.
In the MOU, the UAW and GM acknowledged that GM’s obligations are fixed and capped and that GM is not responsible for, and does not provide a guarantee of, (1) the payment of future benefits to plan participants, (2) the asset returns of the funds in the TAA or the New VEBA, or (3) whether there will be sufficient assets in the New VEBA to fully pay the obligations of the New VEBA or New Plan. In the event the assets of the New VEBA are not sufficient to fully fund the obligations of the New Plan, the New VEBA and New Plan will be required to reduce benefits to plan participants.
Pension Benefits
In the MOU, GM and the UAW agreed to amend GM’s hourly pension plan on the Final Effective Date to provide GM retirees and surviving spouses who are members of the Covered Group and receiving a GM pension benefit with a flat monthly special lifetime benefit of $66.70, commencing on the first month following the Final Effective Date. This special lifetime benefit is intended to serve as cost pass-through to the New VEBA of an after-tax increase in the monthly contribution applicable to Post-Retirement Medical Benefits under the New Plan for the Covered Group. As a result, the New Plan will assess an additional monthly contribution of $51.67 to the Covered Group for retiree medical coverage.
Health Care Reform
The MOU provides that GM will publicly support federal policies to improve the quality and affordability of health care, and will work cooperatively with the UAW toward that goal. GM and the UAW have agreed to form a National Institute for Health Care Reform to be effective on or after the Initial Effective Date, which would conduct research and analyze the current medical delivery system in the United States, develop targeted and broad-based reform proposals to improve the quality, affordability, and accountability of the system and educate the public, policymakers and others about how these reforms could address the deficiencies of the current system. Subject to adjustment and conditioned on the participation of other U.S. vehicle manufacturers, GM agreed to make five annual $3 million contributions for this purpose.
Future Contributions
The MOU provides that the UAW and the Covered Group may not negotiate to increase any of GM’s funding obligations under the MOU. In addition, the UAW agreed that it will not seek to obligate GM to (1) provide additional contributions to the New VEBA, (2) make any other payments related to providing retiree medical benefits to the Covered Group, and (3) provide retiree medical benefits through any other means to the Covered Group. Employees may in the future contribute earnings that they received from wages, profit sharing, COLA or signing bonuses, to the extent that the UAW may propose.
Accounting Treatment
The MOU, the Final Settlement Documentation, and the Final Effective Date are contingent on GM securing satisfactory accounting treatment for its obligations to the Covered Group for retiree medical benefits. GM intends to discuss the accounting for such obligations and for the New VEBA with the Staff of the U.S. Securities and Exchange Commission (the “SEC”), and if GM believes based on such discussions that accounting for the transactions contemplated by the MOU may be other than (1) a settlement as contemplated by paragraphs 90-95 of SFAS No. 106 — “Employers’ Accounting for Postretirement Benefits other than Pensions,” as amended, or (2) a substantive negative plan amendment that would be reasonably satisfactory to GM, the UAW and GM will attempt to restructure the arrangement to achieve such accounting. If the parties cannot restructure the arrangement on terms that GM reasonably believes will provide such accounting, the MOU will terminate.

Conditions Precedent
The MOU is subject, in its entirety, to obtaining a class certification order in a form acceptable in form and substance to GM, the UAW and class counsel; obtaining District Court approval in a form acceptable in form and substance to GM, the UAW and class counsel; treatment of the terms of the 2006 Settlement Agreement pursuant to the MOU; GM’s completion of discussions with the Staff of the SEC regarding accounting treatment with respect to the New VEBA and the Post-Retirement Medical Benefits for the Covered Group as set forth in the MOU, on a basis reasonably satisfactory to GM; if applicable, a determination by GM that the New VEBA satisfies the requirements of Section 302(c)(5) of the LMRA; and the occurrence of the Final Effective Date.
Termination
The MOU will terminate if: (i) the Final Effective Date has not occurred by December 31, 2011 and GM and the UAW do not agree to an extension of time to reach the Final Effective Date; or (ii) the conditions precedent set forth in the MOU are not met by December 31, 2011 and GM and the UAW do not agree to an extension of time to meet the conditions precedent.
ITEM 8.01 Other Events
On October 10, 2007, GM issued a press release relating to the ratification of the National Agreement, including the MOU. A copy of the press release is attached to this Form 8-K as Exhibit 10.2.
On October 15, 2007, GM conducted a conference call with analysts and media relating to the National Agreement, including the MOU. A copy of the presentation is attached to this Form 8-K as Exhibit 10.3.
Forward-Looking Statements
     In this report and in reports subsequently filed by GM with the SEC on Forms 10-K and 10-Q and filed or furnished on Form 8-K, and in related comments by management of GM, our use of the words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” “designed,” “impact,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. All statements in this report and subsequent reports which GM may file with the SEC on Form 10-K or Form 10-Q or file or furnish on Form 8-K, other than statements of historical fact, including without limitation, statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and GM’s actual results may differ materially due to a variety of important factors that may be revised or supplemented in subsequent reports on SEC Forms 10-K, 10-Q, and 8-K. Such factors include, among others, the ability of GM to achieve reductions in costs as a result of the turnaround restructuring and health care cost reductions and to implement capital expenditures at levels and times planned by management; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt; costs and risks associated with litigation; changes in our accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates; the successful completion of collective bargaining agreements with all unions that represent GM employees/retirees and the legal interpretations of those agreements; labor strikes or work stoppages at GM; and general economic conditions, in particular health care costs and investment returns.
     We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.
ITEM 9.01 Financial Statements and Exhibits

10.1	Memorandum of Understanding Post-Retirement Medical Care
10.2	News release dated October 10, 2007
10.3	Presentation on October 15, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS CORPORATION (Registrant)
Date: October 15, 2007	By:	/s/ Nick S. Cyprus
Nick S. Cyprus, Controller and
Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit	Description

10.1	Memorandum of Understanding Post-Retirement Medical Care

10.2	News release dated October 10, 2007

10.3	Presentation on October 15, 2007